EXHIBIT 99.5

S&W Appoints Kirk Rolfs as Vice President
of Production

For Immediate Release

Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FIVE POINTS, California - January 6, 2015 - S&W Seed Company (Nasdaq: SANW) announced today that alfalfa industry veteran, Kirk Rolfs, has been appointed as the Company's Vice President of Production. Mr. Rolfs will have overall responsibility for seed grower contracting, and management of the company's newly acquired seed processing facility in Nampa, Idaho, where he had overseen operations for DuPont Pioneer prior to the acquisition by S&W.

Mr. Rolfs began his career with Pioneer Hi-Bred International, Inc. at the alfalfa research station in Connell, WA. In 1988, he accepted an Agronomist position with Pioneer Hi-Bred in Fresno, CA managing non-dormant alfalfa seed production in the San Joaquin Valley region of California. In 1992, he was promoted to Senior Agronomist and over the following 10 years took on additional roles for the product line of Quality Supply Logistics, worldwide distribution planning, as well as Supply and Demand Planning. In 2013, Mr. Rolfs was promoted to Production Location Manager of the Nampa, ID production location.

While working for Pioneer Hi-Bred, Mr. Rolfs was a part of the team that harmonized ISO9000 documentation for the entire company. This team went on to win the Owen J. Newlin Business Excellence Award. In addition, he is a certified Six Sigma green belt, and certified LEAN practitioner. He has served on several industry organizations including the CA Alfalfa Seed Production Research Board in California for over 19 years, and the National Alfalfa & Forage Alliance (NAFA) for over 8 years. Mr. Rolfs received his B.S. degree in Agronomy from Colorado State University.

Mark Grewal, chief executive officer of S&W Seed Company, commented, "We are excited to welcome Kirk Rolfs as our Vice President of Production. I have known and worked with Kirk for more than two decades when I grew seed for him at my previous employment and have the utmost respect and confidence in his abilities. Kirk's knowledge of the alfalfa seed industry and relationships with seed growers across the United States and Canada will play a critical role as we look to further expand upon the base business that has been built over the last number of years. In addition to his experience within the dormant alfalfa seed market, Kirk's deep knowledge of non-dormant alfalfa seed production will prove valuable to us as we look to broaden our contracted seed production base to meet the growth plans that we have."

Kirk Rolfs, Vice President of Production of S&W Seed Company, commented, "I am excited to be joining the talented and passionate team at S&W. S&W is establishing itself as the premier alfalfa seed company with capabilities that stretch across the world. I look forward to working closely with the dedicated farmers across North America to expand the contracted grower base of the company's leading alfalfa seed varieties to meet the global demand for both the company's dormant and non-dormant varieties. This is an exciting time to be a part of the company and I look forward to the opportunities that are available before us."

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company, headquartered in the Central Valley of California. The Company's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is the global leader in alfalfa seed, with unrivaled research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and sells its seed products in more than 25 countries around the globe.  Additionally, the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in the Company's 10-K for the fiscal year ended June 30, 2014, and other filings made by the Company with the Securities and Exchange Commission.